Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of  our report dated June 30, 2011, relating to the financial statements  and the effectiveness of internal control over financial reporting, which appears in Alon Holding Blue Square – Israel Ltd’s Annual Report on Form 20-F for the year ended December 31, 2010.We also consent to reference to us under the heading "Experts" in such Registration Statement.

Haifa, Israel	/s/ Kesselman & Kesselman
October 3, 2011	Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited